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As filed with the Securities and Exchange Commission on April 30, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HIMAX TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Not Applicable (Translation of Registrant's name into English)
Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

No. 26, Zih Lian Road,
Sinshih District, Tainan City 74148
Taiwan, Republic of China
+886-6-505-0880
(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1-302-738-6680
(Name, address, and telephone number of agent for service)

Copy to:
James C. Lin, Esq.
Davis Polk & Wardwell LLP
c/o 18th Floor, The Hong Kong Club Building
3A Chater Road
Hong Kong
+852-2533-3300

           Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Primary Offering
Ordinary Shares, par value $0.30 per share	50,945,346	$5.4325	$138,380,296.1	$18,875.07
Secondary Offering
Ordinary Shares, par value $0.30 per share	50,799,506	$5.4325	$137,984,158.2	$18,821.04
Total Registration Fee				$37,696.11

(1)
The ordinary shares may be represented by American depositary shares, or ADSs, each of which represents two ordinary shares. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 filed with the Commission on May 15, 2012 (File No. 333-181416).

(2)
Includes ordinary shares that may be offered and sold upon the exercise of the underwriters' option to purchase additional shares. Also includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, which shares are not being registered for the purpose of sales outside the United States.

(3)
Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant's ADS on April 26, 2013 as reported on the NASDAQ Global Select Market, which was $5.4325 per ADS, or $2.71625 per ordinary share.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 30, 2013.

101,744,852 Ordinary Shares
(in the form of American Depositary Shares)

        We may offer and sell, from time to time, in one or more offerings, up to 50,945,346 shares of our ordinary share in the form of American Depositary Shares, or ADSs, at prices and on terms that will be determined at the time of any such offering. The selling shareholder named in the section "Selling Shareholder" may also offer and sell, from time to time in one or more offerings, offer and sell up to 50,799,506 shares of our ordinary shares in the form of ADSs, at prices and on terms that will be determined at the time of any such offering.

        Our ADSs are listed on the NASDAQ Global Select Markets under the symbol "HIMX". Each ADS represents two ordinary shares, par value $0.30 per share.

        This prospectus provides you with a general description of the securities that we or the selling shareholder may offer. Each time we or the selling shareholder sell securities, we will provide a prospectus supplement that contains specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

        We or the selling shareholder may offer and sell these securities directly to you or through one or more underwriters, dealers or agents, or through a combination of these methods. If any underwriter, dealer or agent is involved in the sale of any securities offered by this prospectus, we will name them and describe their compensation in the applicable prospectus supplement.

        Investing in our ADSs involves risks. See "Risk Factors" on page 3 before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

        Prospectus dated                        , 2013.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), using a shelf registration process. Under this process, we may, from time to time, offer and sell ordinary shares or ADSs in one or more offerings.

        This prospectus only provides you with a general description of the securities that we or the selling shareholder may offer. Each time securities are offered under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus and the applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading "Where You Can Find More Information."

        Unless otherwise stated, the information contained in this prospectus is accurate as of the date on the front cover and the information incorporated by reference into this prospectus is accurate as of the date of the relevant document incorporated by reference. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any other date.

        We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, the applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        This prospectus is not an offer to sell nor is it seeking an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

        When used in this prospectus, the following terms:

  •
  "ADRs" refers to American depositary receipts evidencing our ADSs;

  •
  "ADSs" refers to our American depositary shares, each representing two ordinary shares, par value $0.3 per share, of our company;

  •
  "China" refers to the People's Republic of China, excluding, for the purpose of this prospectus only, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

  •
  "CMOS" refers to complementary metal oxide semiconductor;

  •
  "Himax Taiwan" refers to Himax Technologies Limited, our wholly owned subsidiary in Taiwan and our predecessor;

  •
  "IC" refers to integrated circuit;

  •
  "large-sized TFT-LCD panels" refers to TFT-LCD panels that are typically above ten inches in diagonal measurement;

  •
  "LCOS" refers to liquid crystal on silicon;

  •
  "LTPS" refers to low temperature poly silicon;

  •
  "NT dollar" refers to New Taiwan dollars, the lawful currency of the ROC;

  •
  "OLED" refers to organic light-emitting diode;

  •
  "Taiwan" or the "ROC" refers to the island of Taiwan and other areas under the effective control of the Republic of China;

  •
  "TFT-LCD" refers to thin film transistor liquid crystal display;

  •
  "RSUs" refers to restricted share units, each RSU represents two ordinary shares of our company;

  •
  "small and medium-sized TFT-LCD panels" refers to TFT-LCD panels that are typically around ten inches or less in diagonal measurement; and

  •
  "we," "us," "our company" and "our" refer to Himax Technologies, Inc., its predecessor entities and subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC is available through the SEC's Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC's website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee from the SEC. Please visit the SEC's website at www.sec.gov for further information on the SEC's public reference room.

        Our web site address is http://www.himax.com.tw. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the ADRs and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and our annual audited consolidated financial statements, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our request, will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the fiscal year ended December 31, 2012 filed with the SEC on April 30, 2013; and

  •
  All our future annual reports on Form 20-F and any report on Form 6-K that we indicate is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until all of the securities offered by this prospectus are sold.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

No. 26, Zih Lian Road,
Sinshih District, Tainan City 74148,
Taiwan, Republic of China
Telephone: +886-6-505-0880

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

v

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated by reference contain "forward-looking statements" that are based on our current expectations, assumptions, estimates and projections about us and our industry. Although these forward-looking statements, which may include statements regarding our future results of operations, financial condition, or business prospects, are based on our own information and information from other sources we believe to be reliable, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. The words "anticipate," "believe," "expect," "intend," "plan," "estimate" and similar expressions, as they relate to us, are intended to identify a number of these forward-looking statements. Our actual results of operations, financial condition or business prospects may differ materially from those expressed or implied in these forward-looking statements for a variety of reasons, including, among other things and not limited to, our anticipated growth strategies, our and our customers' future business developments, results of operations and financial condition, our ability to develop new products, the future growth and pricing trend of the display driver markets, the future growth of end-use applications that use flat panel displays, particularly TFT-LCD panels, development of alternative flat panel display technologies, market acceptance and competitiveness of the driver and non-driver products developed by us, our ability to protect intellectual property, changes in customer relations and preference, shortage in supply of key components, our ability to collect accounts receivable and manage inventory, changes in economic and financial market conditions, and other factors set forth under the heading "Item 3. Key Information—3.D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated into this prospectus by reference, and, if applicable, under the heading "Risk Factors" in the applicable prospectus supplement.

        The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

OUR COMPANY

Overview

        We design, develop and market semiconductors that are critical components of flat panel displays. Our principal products are display drivers for large-sized TFT-LCD panels, which are primarily used in desktop monitors, notebook computers and televisions, and display drivers for small and medium-sized TFT-LCD panels, which are primarily used in mobile handsets and consumer electronics products such as tablet PCs, netbook computers (typically ten inches or below in diagonal measurement), digital cameras, mobile gaming devices, portable DVD players, digital photo frames, head-mounted-displays and car navigation displays. We also offer display drivers for panels using OLED technology and LTPS technology. In addition, we are expanding our product offerings to include non-driver products such as timing controllers, touch controller ICs, TFT-LCD television and monitor semiconductor solutions, LCOS microdisplays solutions, power ICs, CMOS image sensors and wafer level optics products. For display drivers and display-related products, our customers are panel manufacturers, agents or distributors, module manufacturers and assembly houses. We also work with camera module manufacturers, optical engine manufacturers, and television system manufacturers for various non-driver products.

        We operate primarily in a fabless business model that utilizes substantially third-party foundry and assembly and testing capabilities. We leverage our experience and engineering expertise to design high-performance semiconductors and rely largely on third-party semiconductor manufacturing service providers for wafer fabrication, gold bumping, assembly and testing with the exception of manufacturing of LCOS microdisplay and wafer level optics products, which we manufacture through our own factories. We are able to take advantage of the economies of scale and the specialization of our third-party semiconductor manufacturing service providers. Our primarily fabless model enables us to capture certain financial and operational benefits, including reduced manufacturing personnel, capital expenditures, fixed assets and fixed costs. It also gives us the flexibility to use the technology and service providers that are the most suitable for any given product. For LCOS microdisplay and wafer level optics products, our in-house factories enable us to protect our proprietary technologies and manufacturing expertise in the effort to further expand these businesses.

        Our existing principal operations are located at our principal manufacturing sites at our corporate headquarter in Tainan, Taiwan and our in-house wafer level optics facility, LCOS wafer level optics facility and color filter facility in Tainan, Taiwan. We also have offices in Taiwan, China, Japan, South Korea and U.S.A.

        For the year ended December 31, 2012, net revenue generated from the sales of driver IC products and non-driver products were $634.1 million and $103.2 million, respectively, representing approximately 86.0% and 14.0% of our total net revenue, respectively.

Corporate Information

        Himax Taiwan, our predecessor, was incorporated on June 12, 2001 as a limited liability company under the laws of the ROC. On April 26, 2005, we established Himax Technologies Limited, an exempted company with limited liability under the Cayman Islands Companies Law as a holding company to hold the shares of Himax Taiwan. On October 14, 2005, Himax Taiwan became our wholly owned subsidiary through a share exchange through which we acquired all of the issued and outstanding shares of Himax Taiwan.

        The common shares of Himax Taiwan were traded on the Emerging Stock Board from December 26, 2003 to August 10, 2005, under the stock code "3222." Himax Taiwan's common shares were delisted from the Emerging Stock Board on August 11, 2005.

        On September 26, 2005, we changed our name to "Himax Technologies, Inc.," and on October 17, 2005, Himax Taiwan changed its name to "Himax Technologies Limited".

        Our ADSs have been listed on the NASDAQ Global Select Market since March 31, 2006.

        Our principal executive offices are located at No. 26, Zih Lian Road, Sinshih District, Tainan City 74148, Taiwan, Republic of China. Our telephone number at this address is +886-6-505-0880. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands. Our telephone number at this address is +1-345-945-3901. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

 RISK FACTORS

        Investing in our securities involves risk. See the risk factors set forth under the heading "Item 3. Key Information—3.D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated into this prospectus by reference, and, if applicable, the risk factors set forth under the heading "Risk Factors" in the applicable prospectus supplement.

        Before making an investment decision, you should carefully consider these risks as well as other information we include in or incorporate by reference into this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive proceeds from sales of securities by the selling shareholder.

 SELLING SHAREHOLDER

        The following table sets forth information regarding the selling shareholder and the number of ordinary shares each selling shareholder is offering under this prospectus.

        This prospectus relates to the proposed sale in the form of ADSs of an aggregate of 50,799,506 ordinary shares held by the selling shareholder named in the table below from time to time after the date of this prospectus. We are registering such shares held by the selling shareholder in the registration statement which includes this prospectus. We have no assurance that the selling shareholder will sell any of the ordinary shares registered for sale hereunder. See "Plan of Distribution." In addition, the selling shareholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the shares since the date on which the information in the table below is presented. The ordinary shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of ordinary shares in the form of ADSs that the selling shareholder will sell under this prospectus. Information about the selling shareholder may change over time.

	Ordinary Shares Beneficially Owned(1)(2)		Maximum Number of Ordinary Shares Being Offered(3)		Minimum Number of Ordinary Shares Beneficial Owned After the Completion of the Offering(3)
	Number	%	Number	%	Number	%
Innolux Corporation(4)	50,799,506	15.0	50,799,506	15.0	0	0.00

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act and includes voting or investment power with respect to the securities.

(2)
Percentage of beneficial ownership of the selling shareholder is based on 339,149,508 ordinary shares outstanding as of the date hereof.

(3)
The selling shareholder might not sell any or all of the ordinary shares offered by this prospectus and as a result, we cannot estimate the number of the ordinary shares that will be held by the selling shareholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the ordinary shares covered by this prospectus will be held by the selling shareholder.

(4)
Innolux Corporation directly owns 1,154,448 ordinary shares and beneficially owns 49,645,058 ordinary shares through its wholly owned British Virgin Islands subsidiary, Leadtek Global Group Limited.

        We have been advised that the selling shareholder intends to dispose of its entire holding of our shares in one or more offerings as part of its divestment strategy and to focus on its core business of TFT-LCD manufacturing.

 CAPITALIZATION

        Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DESCRIPTION OF SHARE CAPITAL

        As of the date of this prospectus, our authorized share capital is $300,000,000 divided into 1,000,000,000 ordinary shares, par value $0.3 per share. Our issued share capital is $107,009,844.6 divided into 356,699,482 ordinary shares fully paid or credited as fully paid with total outstanding 339,149,508 shares. In addition, as of March 31, 2013, 2,580,062 RSUs have been granted to our employees, of which 1,056,356 RSUs, 773,900 RSUs and 749,806 RSUs will vest in 2013, 2014 and 2015, respectively.

        We were incorporated in the Cayman Islands on April 26, 2005 as an exempted company with limited liability under the Companies Law of the Cayman Islands and subsequently changed our name to Himax Technologies, Inc. on September 26, 2005. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. A Cayman Islands exempted company:

  •
  is a company that conducts its business outside of the Cayman Islands;

  •
  is exempted from certain requirements of the Companies Law of the Cayman Islands, including filing of annual returns of its shareholders with the Registrar of Companies or the Immigration Board;

  •
  does not have to make its register of shareholders open to inspection; and

  •
  may obtain an undertaking against the imposition of any future taxation.

        Our memorandum and articles of association authorize the issuance of up to 1,000,000,000 ordinary shares, par value $0.3 per share. The following summarizes the terms and provisions of our share capital upon the completion of this offering, as well as the material applicable laws of the Cayman Islands. This summary is not complete, and you should read our memorandum and articles of association, which has been filed as an exhibit to the registration statement of which this prospectus is a part.

        The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. The holders of ADSs will not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the ordinary shares are held in order to exercise shareholders' rights in respect of the ordinary shares. The depositary will agree, so far as it is practical, to vote or cause to be voted the amount of ordinary shares represented by ADSs in accordance with the non-discretionary written instructions of the holders of such ADSs.

        The holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the provisions of the deposit agreement. See "Description of American Depositary Shares" for more information.

Meetings

        Subject to the company's regulatory requirements, an annual general meeting and any extraordinary general meeting shall be called by not less than 10 clear days' notice in writing. Notice of every general meeting will be given to all of our shareholders other than those that, under the provisions of our articles of association or the terms of issue of the ordinary shares they hold, are not entitled to receive such notices from us, and also to each director and our principal external auditors. Extraordinary general meetings may be called only by the chairman of our board of directors or a majority of our board of directors, and may not be called by any other person.

        Notwithstanding that a meeting is called by shorter notice than that mentioned above, but, subject to applicable regulatory requirements, it will be deemed to have been duly called, if it is so agreed (1) in the case of a meeting called as an annual general meeting by all of our shareholders entitled to attend and vote at the meeting; (2) in the case of any other meeting, by a majority in number of our shareholders having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the ordinary shares giving that right.

        Two shareholders present in person or by proxy that represent not less than one-third in nominal value of our issued and outstanding voting shares will constitute a quorum. No business other than the appointment of a chairman may be transacted at any general meeting unless a quorum is present at the commencement of business.

        However, the absence of a quorum will not preclude the appointment of a chairman. If present, the chairman of our board of directors shall be the chairman presiding at any shareholders meetings.

        A corporation being a shareholder shall be deemed for the purpose of our articles of association to be present in person if represented by its duly authorized representative being the person appointed by resolution of the directors or other governing body of such corporation to act as its representative at the relevant general meeting or at any relevant general meeting of any class of our shareholders. Such duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

        The quorum for a separate general meeting of the holders of a separate class of shares is described in "—Modification of Rights" below.

Voting Rights Attaching to the Shares

        Subject to any special rights or restrictions as to voting for the time being attached to any shares, at any general meeting on a show of hands every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote, and on a poll every shareholder present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly appointed representative) shall have one vote for each fully paid share which such shareholder is the holder.

        No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting and all calls or installments due by such shareholder to us have been paid.

        If a clearing house or depositary (or its nominee(s)) is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the recognized clearing house or depositary (or its nominee(s)) as if such person was the registered holder of our shares held by that clearing house or depositary (or its nominee(s)) including the right to vote individually on a show of hands.

        See "Description of American Depositary Shares—Voting Rights" for a summary of voting rights and procedures applicable to holders of ADSs.

Protection of Minority Shareholders

        The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.

        Any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up.

        Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our articles of association.

        The Cayman Islands courts ordinarily would be expected to follow English case law precedents which permit a minority shareholder to commence a representative action against, or derivative actions in our name to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us and (3) an irregularity in the passing of a resolution which requires a qualified (or special) majority.

Pre-Emption Rights

        There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our memorandum and articles of association.

Liquidation Rights

        Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst those shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them, respectively.

        If we are wound up (whether the liquidation is voluntary or ordered by the court), the liquidator may with the sanction of our special resolution and any other sanction required by the Companies Law of the Cayman Islands, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also vest any part of these assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other property upon which there is a liability.

Modification of Rights

        Except with respect to share capital (as described below), alterations to our memorandum and articles of association may only be made by special resolution of no less than two-thirds of votes cast at a meeting of the shareholders.

        Subject to the Companies Law of the Cayman Islands, all or any of the special rights attached to shares of any class (unless otherwise provided for by the terms of issue of the shares of that class) may be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of our articles of association relating to general meetings shall apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be a person or persons together holding (or represented by proxy) not less than one-third in nominal value of the issued shares of that class, every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and that any holder of shares of that class present in person or by proxy may demand a poll.

        The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

Alteration of Capital

        We may from time to time by ordinary resolution in accordance with the Companies Law of the Cayman Islands:

  •
  increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

  •
  consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

  •
  cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares, without par value, diminish the number of shares into which its capital is divided;

  •
  sub-divide our shares or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the Companies Law of the Cayman Islands, and may by such resolution determine that, as between the holders of the share resulting from such subdivision, one or more of the shares may have any such preferred or other special rights, over, or may have such deferred rights or be subject to any such restrictions as compared with the others as we have power to attach to unissued or new shares; and

  •
  divide shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares, attach to the shares respectively as preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination in general meeting may be determined by our directors.

        We may, by special resolution, subject to any confirmation or consent required by the Companies Law of the Cayman Islands, reduce our share capital or any capital redemption reserve or other undistributable reserve in any manner authorized by law.

Transfer of Shares

        Subject to any applicable restrictions set forth in our memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in a form prescribed by the NASDAQ Global Select Market or in any other form which our directors may approve.

        Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:

  •
  the instrument of transfer lodged with us is accompanied by the certificate for the shares to which it relates and such other evidence as our directors may reasonably require to show the right of the transferor to make the transfer;

  •
  the instrument of transfer is in respect of only one class of share;

  •
  the instrument of transfer is properly stamped (in circumstances where stamping is required);

  •
  in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

  •
  a fee of such maximum sum as the NASDAQ Global Select Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

        If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may, on notice being given by advertisement in such one or more newspapers or by any other means in accordance with the requirements of the NASDAQ Global Select Market, be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our directors may determine.

Share Repurchase

        We are empowered by the Companies Law of the Cayman Islands and our articles of association to purchase our own shares, subject to certain restrictions. Our directors may only exercise this power on our behalf, subject to the Companies Law of the Cayman Islands, our memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, the NASDAQ Global Select Market, or by any recognized stock exchange on which our securities are listed.

Dividends

        Subject to the Companies Law of the Cayman Islands, our board of directors may declare dividends in any currency to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law of the Cayman Islands.

        Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provides (1) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid up on that share and (2) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

        Our directors may also pay any dividend that is payable on any shares semi-annually or on any other dates, whenever our financial position, in the opinion of our directors, justifies such payment.

        Our directors may deduct from any dividend or other moneys payable to any shareholder all sums of money (if any) presently payable by such shareholder to us on account of calls or otherwise.

        No dividend or other money payable by us on or in respect of any share shall bear interest against us.

        In respect of any dividend proposed to be paid or declared on our share capital, our directors may resolve and direct that (1) such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that our members entitled thereto will be entitled to elect to receive such dividend (or part thereof if our directors so determine) in cash in lieu of such allotment or (2) the shareholders entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our directors may think fit. We may also, on the recommendation of our directors, resolve by ordinary resolution in respect of any particular dividend that, notwithstanding the foregoing, it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right of shareholders to elect to receive such dividend in cash in lieu of such allotment.

        Any dividend interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent by mail addressed to the holder at his registered address, or addressed to such person and at such addresses as the holder may direct. Every check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to us.

        All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of our company until claimed. Any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited and, if so forfeited, shall revert to us.

        Whenever our directors have resolved that a dividend be paid or declared, our directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and in particular of paid up shares, debentures or warrants to subscribe for our securities or securities of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular, our directors may issue fractional certificates, ignore fractions altogether or round the same up or down, fix the value for distribution purposes of any such specific assets, determine that cash payments shall be made to any of our shareholders upon the footing of the value so fixed in order to adjust the rights of the parties, vest any such specific assets in trustees as may seem expedient to our directors, and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of a person entitled to the dividend, which appointment shall be effective and binding on our shareholders.

Untraceable Shareholders

        We are entitled to sell any shares of a shareholder who is untraceable, provided that:

  (1)
  all checks or warrants in respect of dividends of such shares, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years prior to the publication of the advertisement and during the three months or such shorter period referred to in paragraph (3) below;

  (2)
  we have not during that time received any indication of the whereabouts or existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and

  (3)
  we have, if so required by the relevant listing rules of the NASDAQ Global Select Market or of any recognized stock exchange, on which our securities are listed, caused an advertisement to be published in newspapers in the manner stipulated by our articles of association, giving notice of our intention to sell these shares, and a period of three months or such shorter period as may be allowed by the NASDAQ Global Select Market or by any recognized stock exchange on which our securities are listed has elapsed since such advertisement and the NASDAQ Global Select Market and/or any other recognized stock exchange on which our securities are listed has or have been notified of such intention.

        The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Board of Directors

        We are managed by our board of directors. Unless otherwise determined by resolution in general meeting, the number of our directors shall not be less than two. Any director on our board may be removed by way of an ordinary resolution of shareholders. Any vacancies on our board of directors or additions to the existing board of directors can be filled by the affirmative vote of a majority of the remaining directors, although this may be less than the number fixed by or stipulated under our articles of association as the quorum. Our directors are not required to hold any of our shares to be qualified to serve on our board of directors.

        Meetings of our board of directors may be convened at any time deemed necessary by our secretary on request of a director or by any of our directors.

        A meeting of our board of directors shall be competent to make lawful and binding decisions if a majority of the members of our board of directors are present or represented. At any meeting of our directors, each director is entitled to one vote.

        Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the members of our board of directors present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall have a second or deciding vote. Our board of directors may also pass resolutions without a meeting by unanimous written consent.

        Our directors may determine remuneration to be paid to the directors. Our board of directors may exercise all the powers of our company to borrow money and to mortgage or charge our undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any of our debts, liabilities, or obligations or those of any third party.

Committees of Board of Directors

        Pursuant to our articles of association, our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee.

Issuance of Additional Ordinary Shares or Preferred Shares

        Our memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

        Our memorandum and articles of association provide for the authorization of preference shares. The preference shares may be issued from time to time at the discretion of the board of directors without shareholder approval, subject to the Companies Law of the Cayman Islands, our articles of association and where applicable, the rules of any recognized stock exchange on which our shares are listed. The board of directors is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the dividend rate, the redemption provisions, conversion provisions, liquidation preference and other rights and privileges not in conflict with our memorandum and articles of association and the Companies Law of the Cayman Islands. We have no immediate plans to issue any preference shares. The issuance of any of our preference shares could provide needed flexibility in connection with possible acquisitions and other corporate purposes. However, the issuance could also make it more difficult for a third party to acquire a majority of our outstanding voting shares or discourage an attempt to gain control of us. In addition, the board of directors, without shareholder approval, can issue preference shares with voting and conversion rights which could adversely affect the voting power and other rights of the holders of ordinary shares. These preference shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. The listing maintenance requirements of the

NASDAQ Global Select Market, which apply so long as our ADSs are quoted on that market, require shareholder approval of certain issuances of our securities equal to or exceeding 20% of the then outstanding voting power of all our securities or the then outstanding number of our ordinary shares.

Inspection of Books and Records

        Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our articles of association allow our shareholders and the public to inspect our register of shareholders. In addition, we will provide our shareholders with annual audited financial statements. See "Where You Can Find Additional Information."

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        The following summary describes certain material terms of the ADSs and certain material rights of holder of ADSs. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement (referred to below), which is incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

General

American Depositary Shares

        The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent two shares (or a right to receive two shares) deposited with the principal Hong Kong office of The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary's corporate trust office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon's principal executive office is located at One Wall Street, New York, New York 10286.

        You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

        As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights, representations and warranties as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

Dividends and Other Distributions

  How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees, charges and expenses and any taxes withheld, duties or other governmental charges. You will receive these distributions in proportion to the number of shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

  •
  Cash.  The depositary will convert any cash dividend or other cash distribution we pay on the shares or any proceeds from the sale of any shares, rights, securities or other entitlements into U.S. dollars, if it can do so in its judgment on a practicable basis and can transfer the U.S. dollars to the United States. If that is not practicable or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is practicable to do so. The depositary will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. The depositary will not invest the foreign currency and it will not be liable for any interest.

    Before making a distribution, the depositary will deduct any withholding taxes that must be paid. See "Taxation." It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

  •
  Shares.  The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution to the extent permissible by law. The depositary will only distribute whole ADSs. It will try to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares.

  •
  Rights to Receive Additional Shares.  If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary, has discretion to determine how these rights become available to you as a holder of ADSs. We must first instruct the depositary to do so and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practical to make the rights available to you, or it could decide that it is only legal or reasonably practical to make the rights available to some but not all holders of the ADSs. The depositary may decide to sell the rights and distribute the proceeds in the same way as it does with cash. If the depositary decides that it is not legal or reasonably practical to make the rights available to you or to sell the rights, the rights that are not distributed or sold could lapse. In that case, you will receive no value for them. The depositary is not responsible for a failure in determining whether or not it is legal or reasonably practical to distribute the rights. The depositary is liable for damages, however, if it acts with negligence or bad faith, in accordance with the provisions of the deposit agreement.

    If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf. The depositary will then deposit the ordinary shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other fees and charges of, and expenses incurred by, the depositary and any taxes and other governmental charges the rights require you to pay.

    U.S. securities laws or laws of the Cayman Islands may restrict the sale, deposit, cancellation, and transfer of the ADSs issued after an exercise of rights. For example, you may not be able to trade the new ADSs freely in the United States. In this case, the depositary may issue the new ADSs under a separate restricted deposit agreement which will contain the same provisions as the deposit agreement, except for changes needed to put the restrictions in place.

  •
  Other Distributions.  Provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will send to you anything else we distribute on deposited securities by any means it deems practical in proportion to the number of ADSs held by you, upon receipt of applicable fees and charges of, and expenses incurred by, the depositary and net of any taxes and other governmental charges withheld. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell by public or private sale, net of fees and charges of, and expenses incurred by, the depositary and any taxes and other governmental charges, what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to dispose of such property in any way it deems reasonably practicable for nominal or no consideration. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution. The depository may sell a portion of the securities or property distributed sufficient to pay its fees and expenses.

    The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to ADR holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal, impractical or infeasible for us or the depositary to make them available to you.

Deposit and Withdrawal

  How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposits shares with the custodian. Shares deposited in the future with the custodian must be accompanied by documents, including instruments showing that those shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

        The custodian will hold all deposited shares, including those being deposited by or on behalf of the company in connection with this offering to which this prospectus relates, for the account of the depositary. You thus have no direct ownership interest in the shares and only have the rights that are set out in the deposit agreement. The depositary or custodian also will hold any additional securities, property and cash received on, or in substitution for, the deposited shares. The deposited shares and any such additional items are all referred to as "deposited securities."

        Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of, and expenses incurred by, the depositary and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver ADSs in the name of the person entitled thereto the number of ADSs to which that person is entitled.

  How do ADS holders cancel ADSs and obtain shares?

        You may surrender your ADSs through instruction provided to your broker or at the depositary's office. Upon payment of its fees and charges of, and expenses incurred by, it and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its principal New York office or any other location that it may designate as its transfer office, if feasible.

        You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time subject only to:

  •
  temporary delays caused by closing our or the depositary's transfer books or the deposit of our ordinary shares in connection with voting at a shareholders' meeting or the payment of dividends;

  •
  the payment of fees, taxes and similar charges; or

  •
  compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the deposited securities.

        U.S. securities laws provide that this right of withdrawal may not be limited by any other provision of the deposit agreement.

Transmission of Notices to Shareholders

        We will promptly transmit to the depositary those communications that we make generally available to our shareholders together with annual and other reports prepared in accordance with applicable requirements of U.S. securities laws in English. If those communications were not originally in English, we will translate them. Upon our request, and at our expense, subject to the distribution of any such communications being lawful and not in contravention of any regulatory restrictions or requirements if so distributed and made available to holders, the depositary will arrange for the timely mailing of copies of such communications to all ADS holders and will make a copy of such communications available for inspection at the depositary's corporate trust office, the office of the custodian or any other designated transfer office of the depositary.

Voting Rights

  How do you vote?

        You may instruct the depositary to vote the shares underlying your ADSs. You could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently in advance to withdraw the ordinary shares.

        Upon receipt of timely notice from us, if we so request, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will describe the matters to be voted on and explain how you, if you hold the ADSs on a date specified by the depositary, may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs as you direct. For your instructions to be valid, the depositary must receive them in writing on or before a date specified by the depositary. The depositary will try, as far as practical, subject to any applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct and will not vote any shares where no instructions have been received.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and if your ordinary shares are not voted as you requested, you may have no recourse.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
$.05 (or less) per ADSs per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

        The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

        From time to time, the depositary may make payments to us to reimburse and / or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The custodian may refuse to deposit shares and the depositary may refuse to deliver ADSs, register the transfer of ADSs, split up or combine ADRs, or allow you to withdraw the deposited securities underlying your ADSs until such payment is made including any applicable interest and penalty thereon, or it may deduct the amounts of taxes owed from any payments to you. It may also sell deposited securities, by public or private sale, to pay any taxes and any applicable interest and penalties owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

        If we take actions that affect the deposited securities, including any change in par value, split-up, cancellation, consolidation or other reclassification of deposited securities to the extent permitted by any applicable law; any distribution on the shares that is not distributed to you; and any recapitalization, reorganization, merger, consolidation, liquidation or sale of our assets affecting us or to which we are a party, then the cash, shares or other securities received by the depositary will become deposited securities and ADSs will, be subject to the deposit agreement and any applicable law, represent the right to receive such additional deposited securities, and the depositary may choose to:

  •
  distribute additional ADRs;

  •
  call for surrender of outstanding ADRs to be exchanged for new ADRs;

  •
  distribute cash, securities or other property it has received in connection with such actions;

  •
  sell any securities or property received at public or private sale on an averaged or other practicable basis without regard to any distinctions among holders and distribute the net proceeds as cash; or

  •
  treat the cash, securities or other property it receives as part of the deposited securities, and each ADS will then represent a proportionate interest in that property.

Amendment and Termination

  How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason deemed necessary or desirable. You will be given at least 30 days' notice of any amendment that imposes or increases any fees or charges, except for taxes, governmental charges, delivery expenses or expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or which otherwise materially prejudices any substantial existing right of holders or beneficial owners of ADSs. If an ADS holder continues to hold ADSs after being so notified of these changes, that ADS holder is deemed to agree to that amendment and be bound by the ADRs and the agreement as amended.

  How may the deposit agreement be terminated?

        The depositary will terminate the deposit agreement if we so instruct. The depositary may also terminate the agreement if it has told us that it would like to resign and we have not appointed a new depositary bank within 90 days. The depositary will give notice at least 30 days prior to termination. After termination, the depositary's only responsibility will be to deliver deposited securities to ADS holders who surrender their ADSs upon payment of any fees, charges, taxes or other governmental charges, and to hold or sell distributions received on deposited securities. After the expiration of four months from the termination date, the depositary may sell the deposited securities which remain and hold the net proceeds of such sales, uninvested and without liability for interest, for the pro rata benefit of ADS holders who have not yet surrendered their ADSs. After selling the deposited securities, the depositary has no obligations except to account for those net proceeds and other cash. Upon termination of the deposit agreement, we will be discharged from all obligations except for our obligations to the depositary.

Limitations on Obligations and Liability

  Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADRs

        The deposit agreement expressly limits our and the depositary's obligations and liability.

        We and the depositary:

  •
  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

  •
  are not liable if either of us is prevented or delayed in performing any obligation by law or circumstances beyond our control from performing our obligations under the deposit agreement, including, without limitation, requirements of any present or future law, regulation, governmental or regulatory authority or stock exchange of any applicable jurisdiction, any present or future provision of our memorandum and articles of association, on account of possible civil or criminal penalties or restraint, any provisions of or governing the deposited securities, any act of God, war or other circumstances beyond each of our control as set forth in the deposit agreement;

  •
  are not liable if either of us exercises or fails to exercise the discretion permitted under the deposit agreement, the provisions of or governing the deposited securities or our memorandum and articles of association;

  •
  any action/inaction on the advice or information of legal counsel, accountants, any person presenting shares for deposit, holders and beneficial owners (or authorized representatives) of ADRs, or any person believed in good faith to be competent to give such advice or information;

  •
  inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but is not made available to holders of ADSs;

  •
  have no obligation to become involved in a lawsuit or other proceeding related to any deposited securities or the ADSs or the deposit agreement on your behalf or on behalf of any other party;

  •
  may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

  •
  shall not incur any liability for any consequential or punitive damages for any breach of the terms of the deposit agreement; and

  •
  the depositary and any of its agents shall not incur any liability for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities or for any tax consequences that may result from ownership of ADSs, shares or deposited securities and for any indirect, special, punitive or consequential damage.

        We have agreed to indemnify the depositary under certain circumstances. The depositary may own and deal in any class of our securities and in ADSs.

Requirements for Depositary Actions

        Before the depositary will deliver or register a transfer of ADS, make a distribution on ADSs, or permit withdrawal of shares or other property, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

  •
  production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary also may suspend the issuance of ADSs, the deposit of shares, the registration, transfer, split-up or combination of ADRs or the withdrawal of deposited securities, unless the deposit agreement provides otherwise, if the register for ADRs is closed or if we or the depositary decide any such action is necessary or advisable.

        The depositary will keep books for the registration and transfer of ADSs at its offices. You may reasonably inspect such books, except if you have a purpose other than our business or a matter related to the deposit agreement or the ADSs.

Pre-Release of ADSs

        Subject to the provisions of the deposit agreement, the depositary may deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs, even if the ADSs are cancelled before the pre-release transaction has been closed out. A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions:

  •
  before or at the time of the pre-release, the person to whom the pre-release is being made must represent to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited, as the case may be;

  •
  the pre-release must be fully collateralized with cash or other collateral that the depositary considers appropriate; and

  •
  the depositary must be able to close out the pre-release on not more than five business days' notice.

        In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time as it deems appropriate, including (i) due to a decrease in the aggregate number of ADSs outstanding that causes existing pre-release transactions to temporarily exceed the limit stated above or (ii) where otherwise required by market conditions.

The Depositary

  Who is the depositary?

        The depositary is the Bank of New York Mellon. The depositary is a state chartered New York banking corporation and a member of the United States Federal Reserve System, subject to regulation and supervision principally by the United States Federal Reserve Board and the New York State Department of Financial Services. The depositary's corporate trust office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated in the Cayman Islands in order to enjoy the following benefits:

  •
  political and economic stability;

  •
  an effective judicial system;

  •
  a favorable tax system;

  •
  the absence of exchange control or currency restrictions; and

  •
  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

  (1)
  the Cayman Islands have a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

  (2)
  Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

        A substantial portion of our current operations is conducted in Taiwan, and substantially all of our assets are located in Taiwan. All of our directors and officers reside outside the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

        Conyers Dill & Pearman (Cayman) Limited, our counsel as to Cayman Islands law, and Baker & McKenzie, our counsel as to ROC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and Taiwan, respectively, would:

  (1)
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  (2)
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Conyers Dill & Pearman (Cayman) Limited has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of multiple damages, taxes, or other charges of a like nature or in respect of a fine or other penalty, may be subject to enforcement proceedings as debt in the courts of the Cayman Islands under the common law doctrine of obligation provided that (a) such federal or state courts of the United States had proper jurisdiction over the parties subject to such judgment; (b) such federal or state courts of the United States did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

        Baker & McKenzie has advised us further that any final judgment obtained against us, our directors or officers, or Himax Taiwan in any court other than the courts of the ROC in respect of any legal suit or proceeding will be enforced by the courts of the ROC without further review of the merits only if the court of the ROC in which enforcement is sought is satisfied that:

  •
  the court rendering the judgment had jurisdiction over the subject matter according to the laws of the ROC;

  •
  the judgment and the court procedure resulting in the judgment were not contrary to the public order or good morals of the ROC;

  •
  if the judgment was rendered by default by the court rendering the judgment and (i) we or such persons were duly served within a reasonable time in the jurisdiction of such court in accordance with the laws and regulations of such jurisdiction or (ii) process was served on us or such persons with judicial assistance of the ROC; and

  •
  judgments of the courts of the ROC would be recognized and enforceable in the jurisdiction of the court rendering the judgment on a reciprocal basis.

        A party seeking to enforce a foreign judgment in the ROC would, except under limited circumstances, be required to obtain foreign exchange approval from the Central Bank of the Republic of China (Taiwan) for the remittance out of the ROC of any amounts recovered in respect of such judgment denominated in a currency other than NT dollars.

 TAXATION

Cayman Islands Taxation

        The applicable prospectus supplement will describe the material Cayman Islands tax consequences of the ownership and disposition of any securities offered thereunder.

U.S. Federal Income Taxation

        The applicable prospectus supplement will describe material U.S. federal income tax consequences of the ownership and disposition of the securities offered thereunder to certain U.S. persons.

 PLAN OF DISTRIBUTION

        We or the selling shareholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, or directly to purchasers, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

        In addition, we or the selling shareholder may sell some or all of the securities included in this prospectus through:

  •
  a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers.

        We or the selling shareholder may enter into hedging transactions with respect to our securities. For example, we or the selling shareholder may:

  •
  enter into transactions involving short sales of our ordinary shares by broker-dealers;

  •
  sell our ordinary shares short themselves and deliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or

  •
  loan or pledge our ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We or the selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling shareholder or borrowed from us, the selling shareholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the selling shareholder in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Any broker-dealers or other persons that participate with us or the selling shareholder in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us or the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in

Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Select Market, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

        Pursuant to a requirement by the Financial Industry Regulatory Authority ("FINRA"), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us or the selling shareholder for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

 LEGAL MATTERS

        Certain legal matters as to United States federal law and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. The validity of the ordinary shares represented by the ADSs offered by us and the selling shareholder in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman (Cayman) Limited, Grand Cayman, Cayman Islands.

 EXPERTS

        The consolidated financial statements of Himax Technologies, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such provided that this indemnity does not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons.

        The form of Underwriting Agreement to be filed as Exhibit 1.1 to this prospectus will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.    EXHIBITS

        See Exhibit Index beginning on page II-7 of this registration statement.

ITEM 10.    UNDERTAKINGS

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in this Form F-3.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, on April 30, 2013.

Himax Technologies, Inc.
By:	/s/ Biing-Seng Wu Name: Biing-Seng Wu Title: Chairman

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Jordan Wu and Jackie Chang as an attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the Registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on April 30, 2013.

Signature	Title
/s/ Biing-Seng Wu Biing-Seng Wu	Chairman of the Board of Directors
/s/ Jordan Wu Jordan Wu	President and Chief Executive Officer (principal executive officer)
/s/ Tien-Jen Lin Tien-Jen Lin	Director
/s/ Chih-Chung Tsai Chih-Chung Tsai	Director
/s/ Yan-Kuin Su Yan-Kuin Su	Director
/s/ Yuan-Chuan Horng Yuan-Chuan Horng	Director
/s/ Hsiung-Ku Chen Hsiung-Ku Chen	Director
/s/ Jackie Chang Jackie Chang	Chief Financial Officer (principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Himax Technologies, Inc., has signed this registration statement or amendment thereto in Newark, Delaware on April 30, 2013.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

INDEX TO EXHIBITS

Exhibit Number		Description of Document
1.1	*	Form of Underwriting Agreement.
3.1
Third Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.1 to the Registrant's annual report on Form 20-F filed with the SEC on June 3, 2010)
4.1		Specimen of American Depositary Receipt (included in Exhibit 4.2).
4.2
Form of Deposit Agreement among the Registrant, the Bank of New York Mellon, as depositary, and holders of the American depositary receipts (incorporated by reference to Exhibit (a) to the Registrant's Registration Statement on Form F-6 (file no. 333-181416) filed with the Securities and Exchange Commission on May 15, 2012).
5.1		Opinion of Conyers Dill & Pearman (Cayman) Limited regarding the validity of ordinary shares.
8.1	*	Opinion of Davis Polk & Wardwell LLP regarding certain U.S. tax matters.
23.1		Consent of KPMG.
23.2		Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibits 5.1).
23.3	*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.1).
24.1		Power of Attorney (included on signature page of Part II of this Registration Statement).

*
To be filed either as an amendment or as an exhibit to a report filed or furnished with the SEC pursuant to the Securities Exchange Act of 1934 and incorporated by reference into this Registration Statement.